PBW&T Draft of 6/14/04
                                                    For Discussion Purposes Only

================================================================================

                                   NESTLE S.A.

                                       and

                                 CITIBANK, N.A.,

                                                        As Depositary

                                       and

                      ALL HOLDERS AND BENEFICIAL OWNERS OF
                RULE 144A AMERICAN DEPOSITARY RECEIPTS EVIDENCING
              RULE 144A AMERICAN DEPOSITARY SHARES ISSUED HEREUNDER

                           -------------------------

                Amended and Restated Rule 144A Deposit Agreement

                           -------------------------

                            Dated as of June __, 2004

================================================================================


                                TABLE OF CONTENTS

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ARTICLE I               Certain Definitions.....................................................................1
     Section 1.01.      Certain Definitions.....................................................................1

ARTICLE II              Book Entry Form; Form of Receipts;  Deposit of Shares; Execution and
                        Transfer  of Receipts; and Withdrawal of Deposited Securities...........................3
     Section 2.01.      Form and Transferability of Receipts....................................................3
     Section 2.02.      Deposit of Shares.......................................................................5
     Section 2.03.      Execution and Delivery of Receipts......................................................6
     Section 2.04.      Transfer, Combination and Split-up of Receipts..........................................6
     Section 2.05.      Withdrawal of Deposited Securities......................................................7
     Section 2.06.      Limitations on Execution and Delivery and Transfer of Receipts and
                        Withdrawal of Deposited Securities......................................................8
     Section 2.07.      Substitution of Receipts................................................................9
     Section 2.08.      Cancellation and Destruction of Receipts................................................9

ARTICLE III             Certain Obligations of Holders.........................................................10
     Section 3.01.      Information............................................................................10
     Section 3.02.      Liability of Holder for Taxes..........................................................10
     Section 3.03.      Representations and Warranties on Deposit of Shares....................................10
     Section 3.04.      Disclosure of Interests; Limitations on Holding and Voting.............................11

ARTICLE IV              Deposited Securities...................................................................12
     Section 4.01.      Cash Distributions.....................................................................12
     Section 4.02.      Share Distributions....................................................................12
     Section 4.03.      Rights Distributions...................................................................13
     Section 4.04.      Other Distributions....................................................................13
     Section 4.05.      Conversion of Foreign Currency.........................................................14
     Section 4.06.      Fixing of Record Date..................................................................15
     Section 4.07.      Voting of Deposited Securities.........................................................15
     Section 4.08.      Changes Affecting Deposited Securities.................................................15
     Section 4.09.      Withholding............................................................................16

ARTICLE V               The Depositary and the Company.........................................................16
     Section 5.01.      Maintenance of Depositary's Office and Register; Certain Agents of the
                        Depositary; Lists of Holders...........................................................16
     Section 5.02.      Prevention or Delay in Performance.....................................................17
     Section 5.03.      Obligations Limited....................................................................18
     Section 5.04.      Resignation and Removal of the Depositary; Appointment of Successor
                        Depositary.............................................................................18
     Section 5.05.      The Custodian..........................................................................19
     Section 5.06.      Notices and Reports to Holders.........................................................19
     Section 5.07.      Issuance of Additional Shares, etc.....................................................20


                                        i
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     Section 5.08.      Indemnification........................................................................21
     Section 5.09.      Charges of Depositary..................................................................21
     Section 5.10.      Statutory Reports......................................................................22
     Section 5.11.      Available Information to the Commission................................................22

ARTICLE VI              Amendment and Termination..............................................................23
     Section 6.01.      Amendment..............................................................................23
     Section 6.02.      Termination............................................................................23

ARTICLE VII             Miscellaneous..........................................................................24
     Section 7.01.      Counterparts...........................................................................24
     Section 7.02.      No Third Party Beneficiaries...........................................................24
     Section 7.03.      Severability...........................................................................24
     Section 7.04.      Holders Parties; Binding Effect........................................................24
     Section 7.05.      Notices................................................................................24
     Section 7.06.      Governing Law..........................................................................25
     Section 7.07.      Prohibition of Assignment..............................................................25

EXHIBITS

Exhibit A         Form of ADR...................................................................................A-1

Exhibit B         Charges of the Depositary.....................................................................B-1

Exhibit C1        Form of Certificate to be delivered in connection with deposits of shares with the depositary...............................................................................C1-1

Exhibit C2        Form of Certificate to be delivered in connection with withdrawals of deposited securities pursuant to Section 2.05 of Deposit Agreement...........................C2-1

Exhibit C3        Form of Certificate of Purchaser of shares withdrawn pursuant to Section 2.05 of Deposit Agreement.........................................................................C3-1

Exhibit D         Letter of Representations.....................................................................D-1
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                                       ii

                AMENDED AND RESTATED RULE 144A DEPOSIT AGREEMENT

            This AMENDED AND RESTATED RULE 144A DEPOSIT AGREEMENT, dated as of June __, 2004 among NESTLE S.A., a corporation organized under the laws of Switzerland and its successors (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America, as depositary hereunder and any successor as depositary hereunder (the "Depositary"), and all Holders and Beneficial Owners (as each such term is hereinafter defined) from time to time of Rule 144A American Depositary Shares evidenced by Rule 144A American Depositary Receipts issued hereunder.

                              W I T N E S S E T H :

            WHEREAS, the Company and Morgan Guaranty Trust Company of New York (the "Original Depositary") previously entered into a Deposit Agreement, dated as of July 9, 1993 (the "Original Rule 144A Deposit Agreement"); and

            WHEREAS, the Company desires to amend and restate the Original Rule 144A Deposit Agreement and establish with the Depositary a Rule 144A ADR facility to provide inter alia for the deposit of the Shares (as hereinafter defined) and the creation of Rule 144A American Depositary Shares representing the Shares so deposited and for the execution and delivery of Rule 144A American Depositary Receipts evidencing such Rule 144A American Depositary Shares; and

            WHEREAS, the Depositary is willing to act as the Depositary for such Rule 144A ADR facility upon the terms set forth in this Rule 144A Deposit Agreement (as hereinafter defined); and

            WHEREAS, the Rule 144A American Depositary Receipts issued pursuant to the terms of this Rule 144A Deposit Agreement are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Rule 144A Deposit Agreement; and

            WHEREAS, the board of directors of the Company (or an authorized committee thereof) has duly approved the establishment of this Rule 144A ADR facility.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                               Certain Definitions

            Section 1.01. Certain Definitions.

            The terms "Rule 144A American Depositary Shares" and "Rule 144A ADSs" shall mean the rights evidenced by the Receipts executed and delivered hereunder, including the interests in the Deposited Securities granted to the Holders of Receipts pursuant to the terms and conditions of this Rule 144A Deposit Agreement. Four (4) Rule 144A American Depositary Shares shall represent rights to receive one (1) Share until there shall occur a distribution upon or a change in Deposited Securities referred to in Section 4.02, 4.04 or 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter each Rule 144A American Depositary Share shall represent the right to receive the Deposited Securities specified in such Sections. Rule 144A American depositary shares outstanding under the Original Rule 144A Deposit Agreement as of the date hereof shall, from and after the date hereof, for all purposes be treated as Rule 144A American Depositary Shares issued and outstanding hereunder and shall, from and after the date hereof, be subject to the terms and conditions of this Rule 144A Deposit Agreement in all respects, except that any amendment of the Original Rule 144A Deposit Agreement effected under the terms of this Rule 144A Deposit Agreement which prejudices any substantial existing right of "Holders" (as defined in the Original Rule 144A Deposit Agreement) shall not become effective as to such "Holders" of Rule 144A American depositary shares issued under the Original Rule 144A Deposit Agreement until the expiration of thirty (30) days after notice of the amendments effected by this Rule 144A Deposit Agreement shall have been given to the "Holders" of Rule 144A American depositary shares outstanding under the Original Rule 144A Deposit Agreement as of the date hereof.

            The term "Beneficial Owner" shall mean each person owning from time to time any beneficial interest in the Master Receipt and the Rule 144A American Depositary Shares evidenced by such interest in the Master Receipt.

            The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency.

            The term "Custodian" shall mean one or more agent or agents of the Depositary (singly or collectively, as the context requires) named as Custodian in Exhibit A annexed hereto and any additional or substitute Custodian appointed pursuant to Section 5.05.

            The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

            The term "Depositary's Office" shall mean the office of the Depositary for the administration of depositary receipts.

            The term "Deposited Securities" as of any time shall mean all Shares at such time deposited under this Rule 144A Deposit Agreement and any and all other Shares, securities, property and cash received at any time by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash at such time held hereunder.

            The term "DTC" shall have the meaning set forth in Section 2.01.

            The term "DTC Participant" shall have the meaning set forth in
Section 2.01.

            The term "Holder" shall mean the person or persons in whose name a Receipt is registered on the register maintained by the Depositary for such purpose.


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

            The term "Master Receipt" shall have the meaning set forth in
Section 2.01.

            The term "Non-U.S. Person" shall mean any person who has acquired securities (Shares or Receipts) in an "offshore transaction" (as such term is defined in Regulation S and who is a person other than a "U.S. person" (as such term is defined in Regulation S).

            The term "PORTAL" shall mean the Private Offerings, Resales and Trading Through Automated Linkages Market operated by the National Association of Securities Dealers, Inc.

            The term "Qualified Institutional Buyer" shall have the meaning assigned to it in Rule 144A.

            The term "Receipts" shall mean the Rule 144A American Depositary Receipts executed and delivered hereunder, in substantially the form of Exhibit A hereto, evidencing Rule 144A American Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereof. Where the context requires, "Receipts" shall include the Master Receipt.

            The term "Regulation S" shall mean Regulation S under the Securities Act of 1933, as such regulation may be amended from time to time.

            The term "Rule 144" and "Rule 144A" shall respectively mean Rules 144 and 144A under the Securities Act of 1933, as such rules may be amended from time to time.

            The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended. The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

            The term "Shares" shall mean the Registered Shares of 1.00 Swiss Francs nominal value each, in the capital of the Company and shall include rights to receive Shares.

            The term "United States" shall mean the "United States" as defined in Regulation S.

                                   ARTICLE II

         Book Entry Form; Form of Receipts; Deposit of Shares; Execution and Transfer of Receipts; and Withdrawal of Deposited Securities

            Section 2.01. Form and Transferability of Receipts. (a) Form. The Company and the Depositary shall make application to The Depository Trust Company ("DTC") for acceptance of the Receipts into its book-entry settlement system. The Company hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of the Rule 144A ADSs for DTC eligibility. So long as the Rule 144A ADSs are eligible for


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

book-entry settlement with DTC, unless otherwise required by law, Rule 144A ADSs acquired by persons who are Qualified Institutional Buyers or Non-U.S. Persons may be evidenced by a single Master Receipt (the "Master Receipt") registered in the name of a nominee of DTC (initially expected to be Cede & Co.). Citibank, N.A., its agent or such other entity as is agreed with DTC, may hold the Master Receipt as custodian for DTC. During any period in which Rule 144A American Depositary Shares are evidenced by the Master Receipt, ownership of beneficial interests in the Master Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for the Master Receipt or (ii) institutions that have accounts with DTC ("DTC Participants").

            If DTC subsequently ceases to make its book-entry settlement system available for the Rule 144A ADSs, the Company shall advise the Depositary of any advice the Company shall have received from DTC to such effect and instruct the Depositary regarding making other arrangements for book-entry settlement. In the event that the Company shall have determined that it is impracticable or would involve undue effort or expense to continue to have the Rule 144A ADSs available in book-entry form, the Company shall instruct the Depositary to make certificated Receipts, substantially in the form annexed hereto as Exhibit A with appropriate insertions, modifications and omissions, as hereinafter provided, available to all Holders and Beneficial Owners.

            Receipts may be issued in denominations of any number of Rule 144A American Depositary Shares. The Receipts shall be typewritten or printed and shall be substantially in the form set forth in Exhibit A annexed to this Rule 144A Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. The Master Receipt shall be endorsed with a legend in such form as is required by DTC in order for it to accept the Rule 144A ADSs for its book-entry settlement system. The Master Receipt shall provide that it shall evidence the aggregate number of Rule 144A American Depositary Shares so indicated in the records of the Depositary and that the aggregate number of Rule 144A American Depositary Shares represented thereby may be increased or decreased from time to time by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided.

            Receipts shall be executed and dated by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. Unless so executed, no Receipt shall be entitled to any benefits under this Rule 144A Deposit Agreement or be valid or obligatory for any purpose. The Depositary shall maintain a register in which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the facsimile signature of anyone who was at the time of signature a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such Receipts.

            Except to the extent set forth in Section 2.04 of this Rule 144A Deposit Agreement, the Receipts will be endorsed with a legend, substantially to the effect of the legend (other than the legend relating to DTC) set forth in the form of Receipt annexed hereto as Exhibit A. Such legend, as the form thereof may be amended from time to time in accordance with Section 6.01 hereof, is referred to in this Rule 144A Deposit Agreement as the "Securities Act Legend".


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

            The Receipts may, with the prior written consent of the Company (which consent shall not be unreasonably withheld), and, upon the written request of the Company, shall be endorsed with or have incorporated in the text thereof such legends (in addition to the Securities Act Legend) or recitals or changes, including requirements with respect to registration of transfer, not inconsistent with this Rule 144A Deposit Agreement as may be required by the Depositary in respect of its obligations hereunder or as may be required by the Depositary or the Company to comply with any applicable law or regulations or as may be required or advisable, or to conform with any usage with respect to such laws, regulations or rules or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise, including by reason of the issuance of Rule 144A ADSs or the underlying Deposited Securities in transactions exempt from the registration requirements of the Securities Act of 1933.

            (b) Transferability. Title to a Receipt, when properly endorsed or accompanied by properly executed instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

            Section 2.02. Deposit of Shares. (a) Deposit with Custodian. Shares may be deposited under this Rule 144A Deposit Agreement by (i) delivery thereof to the Custodian, properly endorsed or accompanied by a duly executed instrument or instruments of transfer in form satisfactory to the Custodian and the Company, together with any other documents and payments required under this Rule 144A Deposit Agreement, and (ii) a written order directing the Depositary either
(x) in the event that, pursuant to Section 2.03, certificated Receipts are to be issued, to execute and deliver at the Depositary's Office to, or upon the written order of, the person or persons stated in such order one or more certificated Receipts evidencing the number of Rule 144A American Depositary Shares representing such deposited Shares, or (y) in the event that, pursuant to
Section 2.03, the Rule 144A American Depositary Shares representing such deposited Shares are to be evidenced by the Master Receipt, and if Rule 144A ADSs may be held in global book-entry form at such time pursuant to Section 2.01, to cause a specified DTC Participant account to be credited for the account of the person or persons named on such written order and appropriate notification thereof to be made, and make such adjustment to its records in respect of the Master Receipt as contemplated by Section 2.01, in either case, for the number of Rule 144A American Depositary Shares representing such deposited Shares. At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive certificates for Shares to be deposited, together with any other documents and payments required under this Rule 144A Deposit Agreement, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

            (b) Assignment and Proxy. If required by the Depositary, Shares presented for deposit at any time under Section 2.02(a), whether or not any register of Shareholders of the Company is closed, shall also be accompanied by
(1) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian or its nominee of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary, and (2) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares are registered in the name of the Custodian or its nominee.

            (c) Registration and Holding. Upon each delivery to the Custodian of a certificate or certificates for Shares (or other Deposited Securities pursuant to Section 4.02, 4.03, 4.04 or 4.08) in registered form to be deposited hereunder, together with any other documents and payments required under this Rule 144A Deposit Agreement, the Custodian shall as soon as practicable present such certificate or certificates for registration of transfer of the Shares (or other Deposited Securities) being deposited in the name of the Custodian or its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration. Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places as the Depositary shall determine.

            Section 2.03. Execution and Delivery of Receipts. After the deposit of any Shares pursuant to Section 2.02 or otherwise, the Custodian shall notify the Depositary of such deposit and of the contents of the written order referred to in Section 2.02(a)(ii) and the person or persons to whom or upon whose written order a Receipt or Receipts are to be deliverable in respect thereof and the number of Rule 144A American Depositary Shares to be evidenced thereby. Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. With respect to any deposit of Shares (other than deposits of Shares made as a result of any distribution of Shares pursuant to Section 4.02, any changes to Shares pursuant to Section 4.08 or any similar distribution), after receiving the notice referred to above from the Custodian, subject to this Rule 144A Deposit Agreement, the Depositary or its agent shall use reasonable efforts to obtain from each person depositing Shares a certificate substantially in the form annexed hereto as Exhibit C1. If no such certificate or other evidence of the status of the depositor satisfactory to the Custodian, the Depositary or the Company is obtained in connection with any such deposit, the Depositary shall not issue or deliver Rule 144A ADSs in respect of such Deposit and shall instruct the Custodian to take all appropriate action to return the Shares so deposited to the person who deposited such Shares. Promptly after obtaining the certificate referred to above or such other evidence as the Custodian, the Depositary or the Company may accept, the Depositary or its agent shall (i) execute and deliver at the Depositary's Office to or upon the order of the person or persons named in such notice, a certificated Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of Rule 144A American Depositary Shares to which such person or persons are entitled, or (ii) (x) adjust its records in respect of the aggregate number of Rule 144A American Depositary Shares then outstanding to reflect such deposit and (y) notify DTC and the relevant DTC Participants to adjust the relevant records to credit the DTC Participant account entitled to such credit. The Depositary shall execute and deliver Receipts only in accordance with this Section 2.03 and with Sections 2.04, 2.05, 2.06, 2.07, 4.02, 4.03 and 4.08.

            Section 2.04. Transfer, Combination and Split-up of Receipts. The Depositary, subject to this Rule 144A Deposit Agreement and the Receipts, shall register transfers of Receipts in the Receipt register from time to time upon any surrender of a Receipt at any of its designated transfer offices by the


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

Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Rule 144A American Depositary Shares as those evidenced by the Receipts surrendered. The Depositary, subject to this Rule 144A Deposit Agreement, shall upon surrender at its designated transfer office of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of Rule 144A American Depositary Shares requested, evidencing the same aggregate number of Rule 144A American Depositary Shares as those evidenced by the Receipt or Receipts surrendered. The Depositary may close the register at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company.

            The Receipt or Receipts executed and delivered upon any such transfer, split-up or combination, shall be endorsed with the Securities Act Legend. Notwithstanding the immediately preceding sentence, upon surrender of a Receipt on any date that is at least three years after the date such Receipt was acquired in a sale by or on account of the Company or an affiliate (as defined in Rule 144) of the Company and upon receipt by the Company and the Depositary of evidence satisfactory to each of them that no Securities Act Legend is required on the Receipt to be executed and delivered as a result of the transfer, combination or split-up of the Receipt so surrendered or upon surrender of a Receipt that is not endorsed with the Securities Act Legend, the Receipt or Receipts executed and delivered shall not be endorsed with the Securities Act Legend.

            Section 2.05. Withdrawal of Deposited Securities. Upon (1) surrender of Rule 144A American Depositary Shares by (a) delivery at the Depositary's Office or at such other offices as it may designate of a certificated Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary), if certificated Receipts are then available pursuant to Section 2.01, or (b) receipt by the Depositary by electronic transfer from a DTC Participant to the Depositary's DTC account of certain Rule 144A American Depositary Shares and cancellation of such Rule 144A American Depositary Shares by debit to such account and adjustment of the records of the Depositary in respect of the Master Receipt, if certificated Receipts are not so available, in either case for the purpose of withdrawal of the Deposited Securities represented thereby, (2) payment of the fees and charges of the Depositary for the cancellation of Rule 144A American Depositary Shares (as set forth in Exhibit B hereto), (3) receipt by the Depositary of written instructions of the Holder or such DTC Participant to the Depositary requesting withdrawal of the Deposited Securities represented by the surrendered Rule 144A American Depositary Shares ("Withdrawal Instructions"), (4) receipt by the Depositary of certification substantially in the form of Exhibit C2 annexed hereto (or in such other form as the Company shall instruct the Depositary in writing to accept) for so long as the Company shall instruct the Depositary in writing to require such form, and (5) in the event that the Beneficial Owner of the Shares being withdrawn is a Qualified Institutional Buyer who has, at or prior to the time of withdrawal, sold the Shares being withdrawn to a Qualified Institutional Buyer, receipt by the Depositary of a certification substantially in the form of Exhibit C3 annexed hereto (or in such other form as the Company shall instruct the Depositary in writing to accept) for so long as the Company shall instruct the Depositary in writing to require such form, such Holder or DTC Participant shall be entitled to delivery at the office of the Custodian of the applicable Deposited Securities to an account of, or a different account upon the order of, the person designated in such Withdrawal Instructions. The Depositary may, in its discretion, at the request, risk and expense of the Holder or DTC Participant, make delivery of Deposited Securities to such person or persons at the Depositary's Office. Withdrawal Instructions shall be given by letter or, at the request, risk and expense of the Holder or such person, by cable, telex or facsimile transmission. Neither the Depositary nor the Custodian shall deliver Deposited Securities to any person except pursuant to this Section 2.05 or Sections 4.02, 4.03, 4.04, 4.08, 4.09, 5.04, 5.05, 6.01 or 6.02. Notwithstanding
any provision of this Rule 144A Deposit Agreement or the Receipts, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the Securities Act of 1933.

            In the event that in connection with a withdrawal of Deposited Securities, the Depositary obtains certificates for Shares for a person identified to it as a Qualified Institutional Buyer that has either acquired or sold the Rule 144A ADSs representing such Shares in a transaction meeting the requirements of Rule 144A, the Depositary shall advise the registrar for the Shares to this effect.

            Section 2.06. Limitations on Execution and Delivery and Transfer of Receipts and Withdrawal of Deposited Securities. As a condition precedent to the execution and delivery of any Receipt or adjustment of the Depositary's records in respect of the Master Receipt, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution thereon or the withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require of the Holder, the Beneficial Owner, the presentor of the Receipt, the presentor of written instructions in connection with such issuance, transfer, split-up, combination, surrender or withdrawal or the depositor of Shares: (a) payment of a sum sufficient to pay or reimburse it for payment of (i) any stock transfer or other tax or other governmental charge with respect thereto, (ii) any stock transfer or registration fees for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any charges of the Depositary upon delivery of Receipts or the adjustment of its records in respect of the Master Receipt against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Rule 144A ADSs set forth in Exhibit B to this Rule 144A Deposit Agreement; (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.01; (c) delivery of such certifications and other documents as are referenced in this Rule 144A Deposit Agreement or the Receipts or as the Company may from time to time specify in writing to the Depositary to assure the Company of compliance with the Securities Act of 1933 and the rules and regulations thereunder (it being understood that the Depositary shall have no responsibility for such compliance other than to obtain such certifications and other documents as are referenced in this Rule 144A Deposit Agreement or the Receipts or as the Company may reasonably specify); (d) compliance with the provisions of the Company's Articles of Association as in effect from time to time and resolutions and regulations of the Company's Board of Directors adopted pursuant to such Articles of Association, and, (e) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Rule 144A Deposit Agreement. The delivery of Receipts against, or adjustments in the records of the Depositary in respect of the Master Receipt to reflect, deposits of Shares generally or against or in order to reflect deposits of particular Shares may be suspended, or the delivery of Receipts against or adjustments in the records of the Depositary in respect of the Master Receipts to reflect deposits of Shares may be refused, the registration of transfer of Receipts, their split-up or combination or, subject to the last sentence of Section 2.05, the withdrawal of Deposited Securities may be suspended, in particular instances or generally, when the Receipt register or any register for Shares or other Deposited Securities is closed, or any time or from time to time when any such action is deemed necessary or advisable by the Depositary or the Company for any reason, including without limitation any requirement of law or of any government or governmental body or commission, any provision of this Rule 144A Deposit Agreement or the provisions of or governing Deposited Securities (including, without limitation, the provisions of the Company's Articles of Association as in effect from time to time and resolutions and regulations of the Company's Board of Directors adopted pursuant to such Articles of Association), any meeting of Shareholders or any payment of dividends. The Depositary may issue Receipts or adjust its records in respect of the Master Receipt against rights to receive Shares from the Company, or any registrar, transfer agent, clearing agency or other entity recording Share ownership or transactions. The Depositary will not issue Rule 144A ADSs against other rights to receive Shares unless (x) such Rule 144A ADSs are fully collateralized (marked to market daily) with cash or U.S. government securities until such Shares are deposited, (y) the applicant for such Receipts represents in writing that it owns such Shares and will deliver them upon the Depositary's request (no evidence of ownership is required or time of delivery specified) and that it has assigned all beneficial right, title and interest in such Shares to the Depositary and (z) all such Receipts and adjustments represent not more than 30% of Shares actually deposited. Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Rule 144A Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company to not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws in the United States or to facilitate compliance with the provisions of the Company's Articles of Association as in effect from time to time and resolutions and regulations of the Company's Board of Directors adopted pursuant to such Articles of Association.

            Section 2.07. Substitution of Receipts. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, unless the Depositary has notice that such Receipt has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary (a) a request for such execution and delivery and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

            Section 2.08. Cancellation and Destruction of Receipts. All certificated Receipts surrendered to the Depositary shall be canceled by the Depositary. The Depositary is authorized to destroy certificated Receipts so canceled. Rule 144A American Depositary Shares evidenced by the Master Receipt shall be deemed canceled when the Depositary has adjusted its records in respect of the Master Receipt to reflect such cancellation.

                                  ARTICLE III

                         Certain Obligations of Holders

            Section 3.01. Information. Any person presenting Shares for deposit or seeking registration of transfer or any Holder or Beneficial Owner of Rule 144A ADSs may be required from time to time to file with the Depositary or the Custodian such proof as to citizenship, residence, exchange control approval, legal or beneficial ownership of Rule 144A ADSs, Receipts, Deposited Securities or other securities, compliance with all applicable laws and regulations, all applicable provisions of or governing Deposited Securities, and the terms of this Rule 144A Deposit Agreement, or other information, and to execute and deliver to the Depositary or the Custodian such agreements or certificates, including such undertakings, representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt, the adjustment of its records in respect of the Master Receipt or any distribution on any Deposited Securities represented by the Rule 144A American Depositary Shares evidenced by such Receipt until the foregoing is accomplished to the Company's and the Depositary's satisfaction. Upon reasonable request, the Depositary shall provide the Company in a timely manner with copies of all such proof, certificates, representations and warranties provided as aforesaid.

            Section 3.02. Liability of Holder for Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by the Rule 144A American Depositary Shares evidenced by such Receipt, such tax or other governmental charge shall be payable by the Holder or the Beneficial Owner thereof, who shall pay the amount thereof to the Depositary. The Depositary may refuse to effect registration of transfer of such Receipt or the adjustment of its records in respect of the Master Receipt or any split-up or combination thereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities or may sell for the account of the Holder or the Beneficial Owner thereof any part or all of such Deposited Securities (after attempting by reasonable means to notify such Holder or Beneficial Owner prior to such sale), and may apply such cash or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder or the Beneficial Owner thereof remaining liable for any deficiency.

            Section 3.03. Representations and Warranties on Deposit of Shares. Every person depositing Shares under this Rule 144A Deposit Agreement shall be deemed thereby to represent and warrant to the Company and the Depositary that such Shares and each certificate therefor are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and is not, and shall not become while such person holds or has any beneficial interest in Rule 144A ADSs during the three years following the date in the Securities Act Legend, directly or indirectly, controlling, controlled by or under common control with the Company. Each person receiving Receipts or any beneficial interest therein, transferring Receipts or any beneficial interest therein, or surrendering Receipts or any beneficial interest therein and withdrawing Shares under the Rule 144A Deposit Agreement shall be deemed thereby, (a) to represent that such person is or is acting on behalf of a Qualified Institutional Buyer or a Non-U.S. Person, and
(b) to acknowledge that the Receipts, the Rule 144A American Depositary Shares and the Shares have not been registered under the Securities Act of 1933 and (c) to covenant that any reoffers, resales, pledges, transfers, hypothecations or other dispositions of the Receipts or any beneficial interest therein, the Rule 144A American Depositary Shares or any beneficial interest therein or the Shares shall comply with the restrictions set forth in the applicable Securities Act Legend, if any. Such representations and warranties shall survive the deposit of Shares, the issuance of Rule 144A ADSs, the execution and delivery or crediting of Receipts therefor and the withdrawal of Shares in respect of surrendered Rule 144A ADSs Receipts.

            Section 3.04. Disclosure of Interests; Limitations on Holding and Voting. Each Holder in whose name a Receipt is registered and each Beneficial Owner shall be deemed, by holding such Receipt or owning a beneficial interest therein, to consent to and agree to be bound by the provisions of or governing any Deposited Securities (including, without limitation, provisions of Swiss law, the Company's Articles of Association as in effect from time to time and resolutions and regulations of the Company's Board of Directors adopted pursuant to provisions of Swiss law or such Articles of Association) including, without limitation, those which require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities and the address and nationality of each Holder to the Company or impose limitations on the holding, acquisition, transfer or voting thereof and to agree that the Company may provide for blocking transfer and voting or other rights to enforce such disclosure or enforce compliance with such limitations. The Depositary shall use its reasonable efforts to comply with Company instructions as to Receipts in respect of any such enforcement and Holders and Beneficial Owners shall comply with all such disclosure requirements and such limitations and shall cooperate with the Depositary's compliance with such Company instructions. The right of Holders to direct the voting of Deposited Securities shall be conditioned on the disclosure to the Company of the information referred to in this Section 3.04.

            As of the date of this Rule 144A Deposit Agreement, subject to certain exceptions provided by the Swiss Code of Obligations or as may be permitted by the Board of Directors of the Company, no shareholder of the Company may for the aggregate number of Shares held or represented by such holder, directly or indirectly, exercise voting rights in respect of more than 3% of the total share capital of the Company. In addition, subject to certain exceptions as set forth above, no person may be registered as a shareholder of the Company with a right to vote for shares which it holds, directly or indirectly, in excess of 3% of the share capital of the Company. Legal entities that are linked to one another through shareholding, voting rights, management or in any other manner, as well as natural persons or legal entities acting in concert with a view to circumventing such limit, are counted as one shareholder or person for these purposes.

                                   ARTICLE IV

                              Deposited Securities

            Section 4.01. Cash Distributions. Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, after any necessary conversion of such distribution into U.S. dollars pursuant to Section 4.05 and after fixing a record date in respect thereof pursuant to Section 4.06, subject to this Rule 144A Deposit Agreement, distribute the amount thus received, by checks drawn on a bank in the United States, to the Holders on such record date of Rule 144A American Depositary Shares representing such Deposited Securities, in proportion to the number of Rule 144A American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of such Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary from any such distribution on account of taxes, or
(ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars pursuant to Section 4.05. The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.

            Section 4.02. Share Distributions. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, subject to this Rule 144A Deposit Agreement, (i) to the extent Receipts are then held in certificated form, distribute to the Holders on a record date fixed pursuant to Section 4.06 of Rule 144A American Depositary Shares representing such Deposited Securities, in proportion to the number of Rule 144A American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts (or other depositary receipts) for an aggregate number of Rule 144A American Depositary Shares representing the number of Shares received as such dividend or free distribution or (ii) to the extent Rule 144A American Depositary Shares are then evidenced by beneficial interests in the Master Receipt, adjust the records of the Depositary in respect of the Master Receipt to reflect such increase in the aggregate number of Rule 144A American Depositary Shares representing such Shares and give notice to DTC of the related increase in the number of Rule 144A American Depositary Shares evidenced by the Master Receipt (such notice to include substantially the form of the Securities Act Legend, unless the Company shall have previously notified the Depositary in writing to not include such form), in either case, after deduction or upon payment of the fees and charges of the Depositary; provided, however, that if for any reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Holders of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale (after payment of the expenses thereof and such taxes and governmental charges) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash pursuant to Section 4.01. In lieu of delivering fractional Rule 144A American Depositary Shares in the case of any such distribution, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds of such sale as in the case of a distribution received in cash pursuant to Section 4.01. If additional Rule 144A ADSs are not so distributed, each Rule 144A American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

            Section 4.03. Rights Distributions. If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders or in disposing of such rights and distributing the net proceeds thereof as in the case of a distribution received in cash pursuant to
Section 4.01; provided that the Depositary shall, if requested by the Company, subject to this Rule 144A Deposit Agreement take action as follows: (a) if at the time of the offering of any such rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute such warrants or other instruments therefor in such form as it may determine to the Holders on a record date fixed pursuant to Section 4.06 of Rule 144A American Depositary Shares representing such Deposited Securities, in proportion to the number of Rule 144A American Depositary Shares representing such Deposited Securities held by each of them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or
(b) if at the time of any such offering of any such rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01. The Holders shall be solely responsible for payment of any taxes due as a result of sales pursuant to the preceding clause (b). The Depositary will not offer such rights to Holders having an address in the United States, unless the Company furnishes to the Depositary (i) evidence that a registration statement under the Securities Act of 1933 covering such offering is in effect or (ii) an opinion of counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, to the effect that such offering does not require registration under the Securities Act of 1933.

            Section 4.04. Other Distributions. Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, subject to this Rule 144A Deposit Agreement, the Depositary shall (unless the Depositary is advised in writing by the Company or United States counsel for the Company that such distribution would require a registration statement under the Securities Act of 1933 or would result in a violation of United States Securities laws) cause securities or property to be distributed to the Holders on a record date fixed pursuant to Section 4.06 of Rule 144A American Depositary Shares representing such Deposited Securities, in proportion to the number of Rule 144A American Depositary Shares representing such Deposited Securities held by each of them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any tax withholding or securities laws requirement) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution by the Depositary to the Holders of the net proceeds of any such sale as in the case of a distribution received in cash pursuant to Section 4.01.

            Section 4.05. Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive foreign currency, as a cash dividend or other distribution or as the net proceeds from the sale of securities, property or rights, which, in the judgment of the Depositary can then be converted on a reasonable basis into U.S. dollars which can then be transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars and shall transfer the resulting U.S. dollars (net of its charges and expenses in effecting such conversion) to the United States. Such U.S. dollars shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such U.S. dollars, then to the holders of such warrants or instruments, as applicable, upon surrender thereof for cancellation. If such distribution is made on the Rule 144A American Depositary Shares, then such distribution shall be made in proportion to the number of Rule 144A American Depositary Shares held respectively by the Holders entitled thereto. Otherwise, such distribution of U.S. dollars may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise. If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall, at the expense of the Company, file such application for approval or license, if any, as it may deem desirable. If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary shall in its discretion, but subject to applicable laws and regulations, either distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or hold such foreign currency (without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some but not all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest thereon) for the respective accounts of, the Holders entitled thereto for whom such conversion and distribution is not practicable.

            Section 4.06. Fixing of Record Date. Whenever any distribution is being made upon any Deposited Securities or any meeting of holders of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date, after consultation with the Company if such record date is different from the record date applicable to the Deposited Securities, for the determination of the Holders of the Rule 144A American Depositary Shares representing such Deposited Securities who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter. Subject to this Rule 144A Deposit Agreement, only such Holders at the close of business on such record date shall be entitled to receive any such distribution or proceeds, to give such voting instructions, to receive such notice or solicitation or to act in respect of any such other matter.

            Section 4.07. Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to the Holders a notice containing (a) such information as is contained in such notice and in the solicitation materials, if any, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to applicable law and the provisions of Section 3.04, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder's Rule 144A American Depositary Shares, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company, and (c) a statement as to the manner in which such instructions may be given. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under applicable law and the provisions of Section 3.04 to vote or cause to be voted the Deposited Securities represented by such Holder's Rule 144A American Depositary Shares in accordance with any nondiscretionary instructions set forth in such request, including the instruction to give a discretionary proxy to a person designated by the Company. In the absence of instructions from the Holder of a Receipt, the Depositary agrees to use commercially reasonable efforts to give a discretionary proxy to a person designated by the Company; provided, however, that such discretionary proxy shall not be given with respect to any proposition (a) as to which the Depositary has knowledge of any solicitation of proxies in opposition to a recommendation by the Company as to the action to be taken at the meeting, or
(b) for the purpose of authorizing a merger or consolidation or any other matter which may affect substantially the rights or privileges of the Shares or other Deposited Securities represented by Rule 144A ADSs. On the business day following the date fixed by the Depositary as the last date for delivery of voting instructions, the Depositary shall give notice to the Company by cable, telex or facsimile transmission of the voting instructions received by the Depositary from the Holders as of the close of business on such fixed date.

            Section 4.08. Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement, or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under this Rule 144A Deposit Agreement, and the Receipts shall thenceforth evidence Rule 144A American Depositary Shares representing the right to receive the Deposited Securities including the securities so received to the extent additional Receipts are not delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, subject to this Rule 144A Deposit Agreement, execute and deliver additional Receipts if certificated Receipts are then available under Section 2.01, or make appropriate adjustments in its records in respect of the number of Rule 144A American Depositary Shares evidenced by the Master Receipt and give notice thereof, if certificated Receipts are not then so available, as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts (or other depositary receipts) specifically describing such newly received Deposited Securities.

            Section 4.09. Withholding. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Holders. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto as in the case of a distribution pursuant to Section 4.01, 4.02, 4.03 or 4.04. The Depositary shall use reasonable efforts to make and maintain arrangements enabling Holders who are citizens or residents of the United States to receive any tax credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the Rule 144A American Depositary Shares.

                                   ARTICLE V

                         The Depositary and the Company

            Section 5.01. Maintenance of Depositary's Office and Register; Certain Agents of the Depositary; Lists of Holders. (a) Depositary's Office. The Depositary or its agent shall maintain at its transfer office in the Borough of Manhattan, The City of New York, facilities for the delivery and surrender of Shares, the execution and delivery, registration, registration of transfer, combination and split-up of Receipts and the withdrawal of Deposited Securities all in accordance with the provisions of this Rule 144A Deposit Agreement.

            (b) The Register. The Depositary or its agent shall keep at its transfer office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and transfers of Receipts that at all reasonable times shall be open for inspection by the Holders and the Company;

provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Rule 144A Deposit Agreement or the Receipts.

            (c) Receipt Registrars and Co-Transfer Agents. If any Receipts or the Rule 144A American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary or its agent shall act as Receipt registrar or, upon the written request or with the written approval of the Company, the Depositary shall appoint a Receipt registrar or one or more co-registrars to register Receipts and transfers, combinations and split-ups of Receipts and to countersign Receipts in accordance with any requirements of such exchange or exchanges and with the terms of any such appointment. Such Receipt registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the written request or with the written approval of the Company. The Depositary, upon the written request or with the written approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the written request or with the written approval of the Company. Each Receipt registrar, co-registrar or co-transfer agent appointed under this Section 5.01 (other than the Depositary) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Rule 144A Deposit Agreement.

            (d) Lists of Holders. At the expense of the Company, the Company shall have the right to inspect transfer and registration records of the Depositary or its agent, take copies thereof and require the Depositary or its agent, the Receipt registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Company may request. The Depositary or its agent shall furnish to the Company promptly upon the written request of the Company, a list of the names, addresses and holdings of Rule 144A American Depositary Shares by all Holders as of a recent date within seven days of the date of such request.

            (e) Depositary's Agent. The Depositary may perform its obligations under this Section 5.01 through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

            Section 5.02. Prevention or Delay in Performance. Neither the Depositary, its agents nor the Company shall incur any liability if, by reason of any present or future law, the provisions of or governing any Deposited Securities, act of God, war or other circumstances beyond its control, the Depositary, its agents or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of this Rule 144A Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, its agents or the Company incur any liability to any Holder, Beneficial Owner or other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that by the terms of this Rule 144A Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Rule 144A Deposit Agreement.

            Section 5.03. Obligations Limited. The Company assumes no obligation and shall be subject to no liability under this Rule 144A Deposit Agreement or the Receipts to Holders, Beneficial Owners or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Rule 144A Deposit Agreement without gross negligence or bad faith. Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under this Rule 144A Deposit Agreement or the Receipts to Holders, Beneficial Owners or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Rule 144A Deposit Agreement without gross negligence or bad faith. Without limitation of the preceding sentences, none of the Depositary, its agents or the Company shall be
(a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or the Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required, or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, Beneficial Owner or any other person believed by it to be competent to give such advice or information. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Rule 144A Deposit Agreement.

            Section 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as hereinafter provided. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and such predecessor shall thereupon duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders. Any such successor depositary shall promptly mail notice of its appointment to the Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

            Section 5.05. The Custodian. The Depositary, upon the written request or with the written approval of the company, may from time to time appoint one or more agents to act for it as Custodian hereunder. Each Custodian so appointed (other than Citibank, N.A., Zurich) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms hereof. Any Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. The Depositary, upon the request of the Company shall, or with the approval of the Company may, discharge any Custodian at any time upon notice to the Custodian being discharged. If upon such resignation or discharge of a Custodian there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving or giving such notice and subject to the prior approval of the Company, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. Any custodian ceasing to act hereunder as Custodian shall deliver all Deposited Securities held by it to a Custodian continuing to act upon the instruction of the Depositary. The Depositary shall give notice in writing to all Holders of the appointment of any Custodian not named in the Receipts (including the name and location of such Custodian). Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

            Section 5.06. Notices and Reports to Holders. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, the Company shall transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities. The Depositary will, at the Company's expense, arrange for the prompt transmittal by the Custodian to the Depositary of such notices and of any reports and other communications that are made generally available by the Company to holders of its Shares or other Deposited Securities and arrange for the mailing, at the Company's expense, of copies thereof to all Holders or, at the request of the Company, make such notices, reports and other communications available to all Holders and Beneficial owners on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement. The Company has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed. The Depositary may rely upon such copy for all purposes of this Rule 144A Deposit Agreement. The Depositary will, at the expense of the Company, make such copy and such notices, reports and other communications available for inspection by Holders and Beneficial Owners at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices.

            Section 5.07. Issuance of Additional Shares, etc. The Company agrees that in the event of any issuance of (a) additional Shares, (b) rights to subscribe for Shares, (c) securities convertible into or exchangeable for Shares or (d) rights to subscribe for any such securities (collectively, "Additional Securities") as a dividend or other distribution with respect to the Shares or other Deposited Securities, the Company will, except as provided in the next paragraph, promptly furnish to the Depositary a written opinion from United States counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act of 1933 to be in effect prior to making such dividend or distribution available to the Holders entitled thereto. If in the opinion of such counsel a registration statement under the Securities Act of 1933 is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement under the Securities Act of 1933 in effect which covers the issuance of such Additional Securities.

            In the event that such registration under the Securities Act of 1933 would be required in connection with any such distribution to Holders, the Company shall have no obligation to effect such registration and, in the absence of such registration, or if the Company advises the Depositary that it elects not to furnish the Depositary with the written opinion of counsel described in the preceding paragraph, the Depositary shall dispose of such Additional Securities and make the net proceeds of such disposition available to Holders as provided in Section 4.03 above.

            In the event of any issuance of Additional Securities other than as a dividend or other distribution with respect to Deposited Securities, the Company shall have no obligation to register such Additional Securities under the Securities Act of 1933 and, to the extent the Company in its discretion deems it necessary or advisable in order to avoid any requirement to register such Additional Securities under the Securities Act of 1933, may prevent Holders in the United States from purchasing any such Additional Securities (whether pursuant to preemptive rights or otherwise) and direct the Depositary not to accept any Shares for deposit for such period of time following the issuance of such Additional Securities and to adopt such other specific measures as the Company may reasonably request in writing.

            The Company agrees with the Depositary that neither the Company nor any company controlling, controlled by or under common control with the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any company under its control, unless either a registration statement under the Securities Act of 1933 is in effect as to such Shares or the Company has delivered to the Depositary a written opinion from United States counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, to the effect that registration is not required under the Securities Act of 1933 in connection with the deposit of said Shares or the Depositary's issuance of Receipts in connection therewith.

            The Depositary will use reasonable efforts to comply with the written instructions of the Company not to accept for Deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

            Section 5.08. Indemnification. The Company shall indemnify, defend and save harmless the Depositary, the Custodian, any Receipt registrar, co-transfer agent, co-registrar or any other agent of the Company or the Depositary appointed hereunder (the "indemnified persons") against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise (a) out of acts performed or omitted in connection with this Rule 144A Deposit Agreement and the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by such indemnified person, except to the extent such loss, liability or expense is due to negligence or bad faith of such indemnified person, or (ii) by the Company or any of its agents (other than the indemnified persons), or (b) out of or in connection with any offer or sale of Rule 144A American Depositary Shares, Shares or other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof or any offering circular or memorandum pursuant to which Rule 144A American Depositary Shares, Shares or other Deposited Securities are offered or sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to such indemnified person, furnished in writing to the Company by such indemnified person expressly for use in (x) a registration statement under the Securities Act of 1933 or (y) an offering circular or memorandum pursuant to which Rule 144A American Depositary Shares, Shares or other Deposited Securities are offered or sold pursuant to an exemption from the registration requirements of the Securities Act of 1933. Each indemnified person shall indemnify, defend and save harmless the Company against any loss, liability or expense incurred by the Company in connection with this Rule 144A Deposit Agreement and the Receipts due to the negligence or bad faith of such indemnified person. The obligations set forth in this Section 5.08 shall survive the termination of this Rule 144A Deposit Agreement and the succession or substitution of any indemnified person.

            Section 5.09. Charges of Depositary. The Company agrees to pay all charges and out-of-pocket expenses of the Depositary and those of any Receipt registrar, co-transfer agent and co-registrar and any other agent of the Depositary appointed under this Rule 144A Deposit Agreement (except those of the Custodian which are for the sole account of the Depositary, except as provided in Section 5.08) that are shown in Exhibit B hereto, which is hereby incorporated herein, to be payable by the Company, notwithstanding the termination of this Rule 144A Deposit Agreement or the succession or substitution of any such person. Any other charges and expenses of the Depositary and its agents hereunder not otherwise provided for herein will be paid by the Company after consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The Company shall not pay or be liable for (1) the expenses of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03, transfers of Receipts pursuant to Section 2.04, the surrender of Receipts pursuant to Section 2.05 (in each case whether the Receipts are in certificated form or in the form of a Master Receipt), and the making of distributions pursuant to Section 4.01, (2) the items mentioned on Exhibit B hereto as not being payable by the Company and (3) overhead expenses and any other expenses (including, without limitation, salaries and benefits to employees) incident to the administration in the ordinary course of this Rule 144A Deposit Agreement.

            Section 5.10. Statutory Reports. The Depositary shall make available for inspection by Holders and Beneficial Owners at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company. In addition, if the Depositary shall have received notice to the effect that the Company has not furnished the Commission or any other securities regulatory authority or stock exchange with any public report, document or information required by the Securities Exchange Act of 1934, the Depositary shall promptly furnish to the Commission or to such securities regulatory authority or stock exchange a copy of any such public report, document or other information that the Depositary, the Custodian or the nominee of either has received as the holder of the Deposited Securities from the Company and that has not otherwise been furnished to the Commission or such other securities regulatory authority or stock exchange. Furthermore, upon the written request of the Company, the Depositary agrees to furnish promptly to the Commission and any relevant stock exchange, without, however, thereby relieving the Company of its obligations under the Securities Exchange Act of 1934, copies of all annual or other periodic reports and other notices and communications which the Depositary or the Custodian, or the nominee of either, receives as holder of the Deposited Securities from the Company. In connection with any registration statement relating to the Receipts or with any undertaking contained therein, the Company and the Depositary shall each furnish to the other and to the Commission such information as shall be required to make such filings or comply with such undertakings.

            Section 5.11. Available Information to the Commission. The Company furnishes the Commission with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. Such reports and documents, and all notices, reports and communications referred to in Sections 5.06 and 5.10, shall be in English to the extent required under Rule 12g3-2(b) under the Securities Exchange Act of 1934 or otherwise under such Act and to the extent any such notice, report or communication has been translated by the Depositary. If at any time the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 or is not exempt from reporting pursuant to Rule 12g3-2(b) of the Securities Exchange Act of 1934, the Company agrees to provide through the Depositary, upon request to the Depositary, to any Holder, Beneficial Owner or holders of Shares withdrawn from deposit hereunder or any prospective purchasers designated by such Holders or Beneficial Owners or holders copies of the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933 to permit compliance with Rule 144A in connection with resales of Receipts and Shares. The Company shall reimburse the Depositary's reasonable expenses in furnishing such information, which the Company will supply to the Depositary in such quantities as the Depositary may from time to time request. The Company shall indemnify, defend and save harmless the Depositary for all loss liability or expense the Depositary may incur in furnishing such information except to the extent such loss, liability or expense is the-result of the Depositary's negligence or bad faith. Should the Company become subject to periodic reporting or other informational requirements under the Securities Exchange Act of 1934, it will in accordance therewith file reports and other information with the Commission.

                                   ARTICLE VI

                            Amendment and Termination

            Section 6.01. Amendment. The Receipts and any provisions of this Rule 144A Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect. Any amendment that shall impose or increase any fees or charges (other than the charge for the delivery of Receipts against the deposit of Shares referred to in clause (1) in Exhibit B and the fees and charges referred to in clauses (a) through (d) in Exhibit B hereto) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders. Every Holder and Beneficial Owner at the expiration of 30 days after such notice shall be deemed by holding such Receipt or owning a beneficial interest therein to consent and agree to such amendment and to be bound by the Rule 144A Deposit Agreement or the Receipts as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby.

            Section 6.02. Termination. The Depositary shall at any time at the direction of the Company terminate this Rule 144A Deposit Agreement by giving notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate this Rule 144A Deposit Agreement, upon the notice set forth in the preceding sentence of this Section 6.02, at any time after 90 days after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in
Section 5.04 before the end of such 90 days. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under this Rule 144A Deposit Agreement, except to advise Holders of such termination, to receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash as provided in this Rule 144A Deposit Agreement) and to deliver Deposited Securities in exchange for Rule 144A ADSs surrendered to the Depositary. As soon as practicable after the expiration of six (6) months from the date so fixed for termination, the Depositary shall sell the Deposited Securities in a transaction in compliance with the Securities Act and the rules and regulations promulgated by the Commission thereunder and shall thereafter (so long as it may lawfully do so) hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, in trust for the pro rata benefit of the Holders of Rule 144A ADSs that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Receipts, Rule 144A ADSs and this Rule 144A Deposit Agreement, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under this Rule 144A Deposit Agreement except for its obligations to the Depositary and its agents under Sections 5.08 and 5.09. The obligations of the indemnified persons under Section 5.08 hereof shall survive the termination of this Rule 144A Deposit Agreement.

                                  ARTICLE VII

                                  Miscellaneous

            Section 7.01. Counterparts. This Rule 144A Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Rule 144A Deposit Agreement shall be held by the Depositary and the Custodian and shall be open to inspection by any Holder during business hours.

            Section 7.02. No Third Party Beneficiaries. This Rule 144A Deposit Agreement is for the exclusive benefit of the Company, the Depositary and, to the extent expressly set forth herein, the Holders, the Beneficial Owners and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person.

            Section 7.03. Severability. In case any one or more of the provisions contained in this Rule 144A Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

            Section 7.04. Holders Parties; Binding Effect. The Holders and owners of Receipts from time to time shall be parties to this Rule 144A Deposit Agreement and they and all Beneficial Owners shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof or any beneficial interest therein.

            Section 7.05. Notices. (a) To the Company. Any and all notices to be given to the Company shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to Nestle S.A., Avenue Nestle, 1800 Vevey, Switzerland, Attention: Head of the Legal Department, or any other address which the company may specify in writing to the Depositary.

            (b) To the Depositary. Any and all notices to be given to the Depositary shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to Citibank, N.A., 111 Wall Street, New York, New York 10043, Attention: ADR Department, which is the location of the Depositary's Office on the date of this Rule 144A Deposit Agreement, or any other address which the Depositary may specify in writing to the Company.

            (c) To the Holders. Any and all notices to be given to any Holder shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books of the Depositary or its agent, or, if such Holder shall have filed with the Depositary or its agent a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

            (d) General. Notice given as aforesaid, (i) to the Company or the Depositary, shall be deemed to be effected when received, and (ii) to a Holder by mail or by cable, telex or facsimile transmission, shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, first class airmail postage prepaid, in a post-office letter box. The Depositary or the Company may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

            Section 7.06. Governing Law. This Rule 144A Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

            Section 7.07. Prohibition of Assignment. The Depositary may not assign or otherwise transfer any of its rights or obligations hereunder, except as otherwise expressly provided herein or with the written consent of the Company.

            IN WITNESS WHEREOF, NESTLE S.A. and CITIBANK, N.A. have duly executed this Rule 144A Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.


                                       NESTLE S.A.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       CITIBANK, N.A.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: Vice President

                                    EXHIBIT A

                                       to

                AMENDED AND RESTATED RULE 144A DEPOSIT AGREEMENT

                            [FORM OF FACE OF RECEIPT]

                      RULE 144A AMERICAN DEPOSITARY RECEIPT

                                   evidencing

                      RULE 144A AMERICAN DEPOSITARY SHARES

                                  representing

                REGISTERED SHARES, PAR VALUE CHF 1.00 PER SHARE,

                                       of

                                   NESTLE S.A.

                  (Incorporated under the laws of Switzerland)

[DTC Legend:

                  Unless this certificate is presented by an authorized
            representative of The Depository Trust Company, a New York corporation ("DTC"), to the agent authorized by the issuer for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

[Securities Act Legend:

                  NEITHER THIS RULE 144A ADR, NOR THE RULE 144A ADSs EVIDENCED
            HEREBY, NOR THE SHARES REPRESENTED THEREBY HAVE BEEN OR WILL BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE OFFER, SALE, PLEDGE OR OTHER TRANSFER OF THIS RULE 144A ADR, THE RULE 144A

            ADSs EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY EACH IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDERS AND BENEFICIAL OWNERS HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS RULE 144A ADR AND THE RULE 144A ADSs EVIDENCED HEREBY, ACKNOWLEDGE THAT SUCH RULE 144A ADR, THE RULE 144A ADSs EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREE FOR THE BENEFIT OF THE COMPANY AND THE DEPOSITARY THAT THIS RULE 144A ADR, THE RULE 144A ADSs EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES AND ONLY (1) OUTSIDE THE UNITED STATES TO A PERSON OTHER THAN A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) TO A PERSON WHOM THE HOLDER AND THE BENEFICIAL OWNER REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS RULE 144A ADR OR A BENEFICIAL INTEREST IN THE RULE 144A ADSs EVIDENCED HEREBY, AS THE CASE MAY BE, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

                  THE BENEFICIAL OWNER OF SHARES RECEIVED UPON CANCELLATION OF
            ANY RULE 144A ADS MAY NOT DEPOSIT OR CAUSE TO BE DEPOSITED SUCH SHARES INTO ANY DEPOSITARY RECEIPT FACILITY ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK, OTHER THAN A RULE 144A RESTRICTED DEPOSITARY RECEIPT FACILITY, SO LONG AS SUCH SHARES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144(a)(3) UNDER THE SECURITIES ACT. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SHARES OR THE RULE 144A ADSs.

                  EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS
            RULE 144A ADR OR A BENEFICIAL INTEREST IN THE RULE 144A ADSs EVIDENCED HEREBY, AS THE CASE MAY BE, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.]

No. 001                                                     CUSIP No.: 641069505

            CITIBANK, N.A., a national banking association organized under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that Cede & Co. is the owner of [the number of] Rule 144A American Depositary Shares [indicated on the records of the Depositary], representing deposited Registered Shares, par value CHF 1.00 per share, including rights to receive such Registered Shares (the "Shares"), of Nestle S.A., a corporation organized under the laws of Switzerland (the "Company"). At the date hereof, four (4) Rule 144A American Depositary Shares represent one (1) Share deposited under the Rule 144A Deposit Agreement (hereinafter defined) at Citibank, N.A., Zurich, as Custodian (the "Custodian"). Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Rule 144A Deposit Agreement.

            (1) The Rule 144A Deposit Agreement. This Rule 144A American Depositary Receipt is one of the receipts (the "Receipts") executed and delivered pursuant to the Amended and Restated Rule 144A Deposit Agreement, dated as of June __, 2004 (as amended from time to time, the "Deposit Agreement") by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of Rule 144A American Depositary Shares evidenced by American Depositary Receipts (hereinafter, the "Receipts"), each of whom by accepting a Receipt becomes a party thereto, bound by all applicable terms and provisions thereof and hereof. The Rule 144A Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the "Deposited Securities"). Copies of the Rule 144A Deposit Agreement and of the Company's provisions of or governing the Deposited Securities are on file at the Depositary's Office, the office of the Custodian and at any other designated transfer office. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Rule 144A Deposit Agreement and are qualified by and subject to the detailed provisions thereof. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

            (2) Withdrawal of Deposited Securities. Upon (i) surrender of Rule 144A American Depositary Shares by (a) delivery at the Depositary's Office or at such other offices as it may designate of a certificated Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary), if certificated Receipts are then available pursuant to the Rule 144A Deposit Agreement, or (b) receipt by the Depositary by electronic transfer from a DTC Participant to the Depositary's DTC account of Rule 144A American Depositary Shares, in either case for the purpose of withdrawal of the Deposited Securities represented hereby, (ii) payment of the fees and charges of the Depositary for the cancellation of Rule 144A American Depositary Shares (as described in paragraph (8)), (iii) receipt by the Depositary of written instructions of the Holder or such DTC Participant to the Depositary ("Withdrawal Instructions") and (iv) receipt by the Depositary of certifications substantially in the form of Exhibits C2 and C3 annexed to the Rule 144A Deposit Agreement (in each case, to the extent applicable), and subject to the terms and conditions of the Rule 144A Deposit Agreement, such Holder or DTC Participant shall be entitled to delivery at the office of the Custodian of the applicable Deposited Securities to an account of, or a different account upon the order of, the person designated in such Withdrawal Instructions. The Depositary may, in its discretion, at the request, risk and expense of the Holder or such DTC Participant, make delivery of certificates representing Deposited Securities to such person or persons at the Depositary's Office. Withdrawal Instructions shall be given by letter or, at the request, risk and expense of the Holder or such person, by cable, telex or facsimile transmission. Neither the Depositary nor the Custodian shall deliver Deposited Securities to any person except pursuant to this paragraph (2) or paragraphs
(12), (15), (17), (19), (20) or (21) hereof. Notwithstanding any other provision of the Rule 144A Deposit Agreement or this Receipt, the Depositary may restrict the withdrawal of Deposited Securities only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the Securities Act of 1933.

            (3) Transfers, Split-ups and Combinations. Subject to paragraph (4), this Receipt is transferable on the register maintained by the Depositary, subject to the Rule 144A Deposit Agreement and the provisions of or governing the Deposited Securities, by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the Receipt register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Rule 144A Deposit Agreement or at the request of the Company. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of Rule 144A American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

            The Receipt or Receipts executed and delivered upon surrender of this Receipt in connection with any transfer, split-up or combination, shall be endorsed with the Securities Act Legend appearing on this Receipt. Notwithstanding the foregoing sentence, unless the Company otherwise directs, if this Receipt is surrendered on any date that is at least three years after the date such Receipt was acquired in a sale by or on account of the Company or an affiliate (as defined in Rule 144 under the Securities Act of 1933) of the Company and if the Company and the Depositary have received evidence satisfactory to each of them that no Securities Act Legend is required on the Receipt to be executed and delivered as a result of such transfer, combination or split-up of the Receipt so surrendered, or, if this Receipt is not endorsed with such a legend, the Receipt or Receipts executed and delivered shall not be endorsed with the Securities Act Legend.

            (4) Certain Limitations. Prior to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require: (a) payment of (i) any stock transfer or other tax or other governmental charge with respect thereto,
(ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (8) of this Receipt;
(b) the production of proof satisfactory to it of the identity and genuineness of any signature and of such other information (including without limitation information as to citizenship, residence, exchange control approval, or legal or beneficial ownership of any securities) as it may deem necessary or proper or as the Company may require; (c) delivery of such certifications and other documents as are referenced in this Receipt or in the Rule 144A Deposit Agreement or as the Company may from time to time specify in writing to the Depositary to assure the Company of compliance with the Securities Act of 1933 and the rules and regulations thereunder (it being understood that the Depositary shall have no responsibility for such compliance other than to obtain such certifications and other documents as are referenced in this Receipt or in the Rule 144A Deposit Agreement or as the Company may reasonably specify); (d) compliance with the provisions of the Company's Articles of Association as in effect from time to time and resolutions and regulations of the Company's Board of Directors adopted pursuant to such Articles of Association and (e) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the Rule 144A Deposit Agreement. The delivery of Receipts against, or adjustments in the records of the Depositary to reflect, deposits of Shares or of particular Shares may be suspended or refused, or the registration of transfer, split-up or combination, of Receipts, or adjustments in the records of the Depositary to reflect the same, or the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Receipt register or any register for Shares or other Deposited Securities is closed or when any such action is deemed necessary or advisable by the Depositary or the Company. The Depositary may issue Rule 144A ADSs in the form of Receipts or adjust its records in respect of the Master Receipt referred to in the Rule 144A Deposit Agreement against rights to receive Shares from the Company, or any registrar, transfer agent, clearing agency or other entity recording Share ownership or transactions. The Depositary will not issue Rule 144A ADSs against other rights to receive Shares unless (x) such Rule 144A ADSs are fully collateralized (marked to market daily) with cash or U.S. government securities until such Shares are deposited, (y) the applicant for such Rule 144A ADSs represents in writing that it owns such Shares and will deliver them upon the Depositary's request (no evidence of ownership is required or time of delivery specified) and that it has assigned all beneficial right, title and interest in such Shares to the Depositary and (z) all such Rule 144A ADSs and adjustments represent not more than 30% of Shares actually deposited. Such collateral, but not the earnings thereon, will be held for the benefit of the Holders. The Depositary will execute and deliver Rule 144A ADSs only in accordance with
Section 2.03 of the Rule 144A Deposit Agreement and paragraphs (2), (3), (4),
(12) and (15) hereof. The Depositary will not knowingly accept for deposit under the Rule 144A Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary shall refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with securities laws in the United States and with the Company's Articles of Association as in effect from time to time and resolutions and regulations of the Company's Board of Directors adopted pursuant to such Articles of Association.

            (5) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to the Rule 144A ADSs evidenced by this Receipt or any Deposited Securities represented by the Rule 144A American Depositary Shares evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder hereof or the owners of the beneficial interests herein, who shall pay the amount thereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or the adjustment of its records in respect of the Master Receipt or any split-up or combination hereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities, or may sell for the account of the Holder hereof or the owners of the beneficial interests herein any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof or the owners of the beneficial interests herein prior to such sale), and may apply such cash or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof or the owners of the beneficial interests herein remaining liable for any deficiency.

            (6) Representations and Warranties by Depositor. Every person depositing Shares under the Rule 144A Deposit Agreement shall be deemed thereby to represent and warrant to the Company and the Depositary that such Shares and each certificate therefor are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and is not, and shall not become while such person holds or has any beneficial interest in Receipts during the three years following the date of acquisition of such Shares in a sale by or on account of the Company or an affiliate of the Company (as defined in Rule 144 under the Securities Act of 1933), directly or indirectly, controlling, controlled by or under common control with the Company. Each person receiving, or transferring Rule 144A ADSs, Receipts or any beneficial interest therein, or surrendering Rule 144A ADSs, Receipts or any beneficial interest therein and withdrawing Shares under the Rule 144A Deposit Agreement shall be deemed thereby (a) to represent that such person is or is acting on behalf of a Qualified Institutional Buyer or of a Non-U.S. Person, (b) to acknowledge that the Receipts, the Rule 144A American Depositary Shares and the Shares have not been registered under the Securities Act of 1933 and (c) to covenant that any reoffers, resales, pledges, transfers, hypothecations or other dispositions of the Rule 144A ADSs, Receipts or any beneficial interest therein, the Rule 144A American Depositary Shares or any beneficial interest therein or the Shares shall comply with the restrictions set forth in the applicable Securities Act Legend, if any. Such representations and warranties shall survive the deposit of Shares, the execution and delivery or crediting of Rule 144A ADSs or Receipts therefor and the withdrawal of Shares in respect of surrendered Rule 144A ADSs or Receipts.

            (7) Disclosure of Interests; Limitations on Holding and Voting. Each Holder in whose name a Receipt is registered and each Beneficial Owner shall be deemed, by holding such Receipt or owning a beneficial interest therein, to consent to and agree to be bound by the provisions of or governing any Deposited Securities (including, without limitation, provisions of Swiss law, the Company's Articles of Association as in effect from time to time and resolutions and regulations of the Company's Board of Directors adopted pursuant to provisions of Swiss law or such Articles of Association) including, without limitation, those which require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities and the address and nationality of each Holder to the Company or impose limitations on the holding, acquisition, transfer or voting thereof and to agree that the Company may provide for blocking transfer and voting or other rights to enforce such disclosure or enforce compliance with such limitations. The Depositary has agreed to use its reasonable efforts to comply with Company instructions as to Receipts in respect of any such enforcement and Holders and Beneficial Owners shall comply with all such disclosure requirements and such limitations and shall cooperate with the Depositary's compliance with such Company instructions. The right of Holders to direct the voting of Deposited Securities shall be conditioned on the disclosure to the Company of the information referred to in this paragraph (7). In addition, as of the date of the Rule 144A Deposit Agreement, subject to certain exceptions provided by the Swiss Code of Obligations or as may be permitted by the Board of Directors of the Company, no shareholder of the Company may for the aggregate number of Shares held or represented by such holder, directly or indirectly, exercise voting rights in respect of more than 3% of the total share capital of the Company. Legal entities that are linked to one another through shareholding, voting rights, management or in any other manner, as well as natural persons or legal entities acting in concert with a view to circumventing such limit, are counted as one shareholder for this purpose.

            (8) Charges of Depositary. The Depositary will charge each person to whom Receipts are delivered against deposits of Shares, and each person surrendering Rule 144A ADSs for withdrawal of Deposited Securities in either case whether the Rule 144A ADSs are in certificated form or in the form of a Master Receipt, U.S. $5.00 for each 100 Rule 144A American Depositary Shares (or portion thereof) evidenced by the Receipts delivered or surrendered. The Company will pay all other charges and expenses of the Depositary and those of any Receipt registrar, co-transfer agent, co-registrar and any other agent of the Depositary (except the Custodian), except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing Shares or Holders or owners of beneficial interests delivering Shares, Rule 144A ADSs, Receipts (or interests therein) or Deposited Securities (which are payable by such persons, Holders or owners), (iii) transfer or registration fees for the registration of transfers of deposited Shares and other Deposited Securities on any applicable register in the name of the Custodian or its nominee in connection with the deposit of Shares or in the name of any other person in connection with any withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees payable by such persons, Holders or owners in respect of the Shares as of the date of the Rule 144A Deposit Agreement), and (iv) charges of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency). The provisions in respect of these charges may be changed in the manner indicated in paragraph (20).

            (9) Title to Receipts. Title to this Receipt, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the register maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Rule 144A Deposit Agreement to any holder of a Receipt unless such holder is the Holder thereof.

            (10) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Rule 144A Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

            (11) Available Information. The Company furnishes the Securities and Exchange Commission with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. If at any time the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 or is not exempt from reporting pursuant to Rule 12g3-2(b) of the Securities Exchange Act of 1934, the Company will provide through the Depositary, upon request to the Depositary, to any Holder or beneficial owner of Receipts or holders of Shares withdrawn from deposit upon surrender of a Receipt and any prospective purchasers designated by such holders or beneficial owners, copies of the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933 to permit compliance with Rule 144A in connection with resales of Receipts and Shares. Such reports and documents, and all reports and communications referred to in paragraph (16), shall be in English to the extent required under Rule 12g3-2(b) under the Securities Exchange Act of 1934 or otherwise under such Act and to the extent any such report or communication has been translated by the Depositary. Such reports and documents may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Rule 144A Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

Dated:

                                                   CITIBANK, N.A., as Depositary


                                                   By:
                                                       -------------------------
                                                       Authorized Officer

            As of the date of the Rule 144A Deposit Agreement, the address of the Depositary's Office is 111 Wall Street, New York, New York 10043.

                          [FORM OF REVERSE OF RECEIPT]

                          SUMMARY OF CERTAIN ADDITIONAL
                  PROVISIONS OF THE RULE 144A DEPOSIT AGREEMENT

            (12) Distributions Upon Deposited Securities. Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, subject to the Rule 144A Deposit Agreement, distribute the amount thus received, by checks drawn on a bank in the United States, to the Holders on the record date set by the Depositary therefor of Receipts evidencing Rule 144A American Depositary Shares representing such Deposited Securities, in proportion to the number of Rule 144A American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary on account of taxes or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars. Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will be converted by sale or such other manner as the Depositary may determine into U.S. dollars (net of the Depositary's charges and expenses in effecting such conversion) before distribution to Holders. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent reasonable and permissible to the Holders entitled thereto and may distribute the balance in foreign currency to the Holders entitled thereto or hold such balance or all such foreign currency for the Holders entitled thereto (without liability for interest thereon). If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, subject to the Rule 144A Deposit Agreement, either (i) distribute to the Holders on a record date set by the Depositary therefor Receipts evidencing Rule 144A American Depositary Shares representing such Deposited Securities, in proportion to the number of Rule 144A American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts (or other depositary receipts) for an aggregate number of Rule 144A American Depositary Shares representing the number of Shares received as such dividend or free distribution, or (ii) adjust the records of the Depositary in respect of the Master Receipt to reflect such increase in the aggregate number of Rule 144A American Depositary Shares representing such Shares and give notice thereof to DTC, in either case, after deduction or upon payment of the fees and charges of the Depositary and any taxes or other governmental charges. In lieu of delivering Receipts for fractional Rule 144A American Depositary Shares in the case of any such distribution, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution received in cash. If additional Receipts are not so distributed, each Rule 144A American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities. If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to whether and how such rights are to be made available to the Holders; provided that the Depositary will, if requested by the Company, either (y) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (z) if making such rights available is not lawful or not feasible, or if such rights or warrants are not exercised and appear to be about to lapse, sell such rights or warrants at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto as in the case of a distribution received in cash. The Depositary will (unless the Depositary is advised in writing by the Company or United States counsel for the Company that such distribution would require a registration statement under the Securities Act of 1933 or would result in a violation of United States securities laws) distribute to Holders on the record date set by it therefor any distribution on Deposited Securities other than cash, Shares or rights in any manner that the Depositary deems equitable and practicable; provided if in the opinion of the Depositary any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. The Holders shall be solely responsible for payment of any taxes due as a result of sales pursuant to the preceding clause (z). The Depositary need not distribute securities, Receipts or rights unless the Company furnishes certain evidence or opinions in respect of United States securities laws (which the Company has no obligation to do).

            (13) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary will mail to the Holders a notice containing (a) such information as is contained in such notice and in the solicitation materials, if any, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to applicable law and the provisions of paragraph (7), to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the Deposited Securities represented by the Rule 144A American Depositary Shares evidenced by such Holders' Receipts, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company, and (c) a statement as to the manner in which such instructions may be given. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as practicable and permitted under applicable law and the provisions of paragraph (7) to vote or cause to be voted the Deposited Securities represented by the Rule 144A American Depositary Shares evidenced by such Holder's Receipts in accordance with any nondiscretionary instructions set forth in such request including the instruction to give a discretionary proxy to a person designated by the Company. In the absence of instructions from the Holder of a Receipt, the Depositary agrees to use its best efforts to give a discretionary proxy to a person designated by the Company; provided, however, that such discretionary proxy shall not be given with respect to any proposition (a) as to which the Depositary has knowledge of any solicitation of proxies in opposition to a recommendation by the Company as to the action to be taken at the meeting, or (b) for the purpose of authorizing a merger or consolidation or any other matter which may affect substantially the rights or privileges of the Shares or other Deposited Securities evidenced by such Receipt. On the business day following the date fixed by the Depositary as the last date for delivery of voting instructions, the Depositary shall give notice to the Company by cable, telex or facsimile transmission of the voting instructions received by the Depositary from the Holders as of the close of business on such fixed date.

            (14) Record Dates. Whenever any distribution is being made upon any Deposited Securities or any meeting of holders of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary will fix a record date, after consultation with the Company, if such record date is different from the record date applicable to the Deposited Securities, for the determination of the Holders who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or act in respect of such other matter, subject to the provisions of the Rule 144A Deposit Agreement.

            (15) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Rule 144A Deposit Agreement; and the Depositary may with the Company's approval, and shall if the Company shall so request, subject to the Rule 144A Deposit Agreement, execute and deliver additional Receipts, or make appropriate adjustments in its records in respect of the number of Rule 144A American Depositary Shares evidenced by the Master Receipt, in respect of such securities as in the case of a dividend of Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts, (or other depositary receipts) reflecting such securities, and to the extent that such additional or new Receipts are not delivered this Receipt shall thenceforth evidence Rule 144A American Depositary Shares representing the right to receive the Deposited Securities including the securities so received.

            (16) Reports; Inspection of Register. The Depositary will make available for inspection by Holders and owners of beneficial interests in the Master Receipt at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company. The Depositary will also mail or make available to Holders and owners of beneficial interests in the Master Receipt copies of such reports when furnished by the Company as provided in the Rule 144A Deposit Agreement. The Depositary or its agent will keep, at its transfer office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and their transfer that at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with

Holders in the interest of a business or object other than the business of the Company or a matter related to the Rule 144A Deposit Agreement or the Receipts.

            (17) Withholding. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

            (18) Liability of the Company and the Depositary. Neither the Depositary, its agents nor the Company shall incur any liability if, by reason of any present or future law, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control, the Depositary, its agents or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of the Rule 144A Deposit Agreement it is provided shall be done or performed. Each of the Company, the Depositary and its agents assumes no obligation and shall be subject to no liability under the Rule 144A Deposit Agreement or this Receipt to Holders, any owner of a beneficial interest in the Master Receipt or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Rule 144A Deposit Agreement without gross negligence or bad faith. Neither the Depositary, its agents nor the Company will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any owner of a beneficial interest in the Master Receipt or any other person believed by it to be competent to give such advice or information. Each of the Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company has agreed to indemnify the Depositary, the Custodian, any Receipt registrar, co-transfer agent, co-registrar or other agent of the Depositary appointed under the Rule 144A Deposit Agreement (the "indemnified persons") against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise (a) out of acts performed or omitted in connection with the Rule 144A Deposit Agreement and the Receipts, (i) by such indemnified person, except to the extent that any such loss, liability or expense is due to the negligence or bad faith of such indemnified person, or
(ii) by the Company or any of its agents, or (b) out of or in connection with any offer or sale of Receipts, Rule 144A American Depositary Shares, Shares or any other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof or any offering circular or memorandum pursuant to which Receipts, Rule 144A American Depositary Shares, Shares or other Deposited Securities are offered or sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to such indemnified person, furnished in writing to the Company by such indemnified person expressly for use in (x) a registration statement under the Securities Act of 1933 or (y) an offering circular or memorandum pursuant to which Receipts, Rule 144A American Depositary Shares, Shares or other Deposited Securities are offered and or sold pursuant to an exemption from such registration requirements. Each indemnified person shall indemnify, defend and save harmless the Company against any loss, liability or expense incurred by the company in connection with the Rule 144A Deposit Agreement and the Receipts due to the negligence or bad faith of such indemnified person.

            (19) Resignation and Removal of Depositary; the Custodian. The Depositary may at any time resign as Depositary under the Rule 144A Deposit Agreement by written notice of its election so to do delivered to the Company or be removed by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Rule 144A Deposit Agreement. The Depositary may, upon written request or written approval of the Company, at any time appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

            (20) Amendment of Deposit Agreement and Receipts. The Receipts and the Rule 144A Deposit Agreement may be amended by agreement between the Company and the Depositary. Any amendment that shall impose or increase any fees or charges (other than the charge for the delivery of Receipts against the deposit of Shares referred to in the first sentence of paragraph (8) and the fees and charges listed in clauses (i) through (iv) of paragraph (8)) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders. Every Holder or owner of a beneficial interest in the Master Receipt at the expiration of such 30 days shall be deemed by holding such Receipt or beneficial interest to consent and agree to such amendment and to be bound by the Rule 144A Deposit Agreement or the Receipt as amended thereby. In no event shall any amendment impair the right of the Holder hereof or owner of a beneficial interest in the Master Receipt to surrender this Receipt in accordance with the provisions of the Rule 144A Deposit Agreement and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

            (21) Termination of the Rule 144A Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Rule 144A Deposit Agreement by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Rule 144A Deposit Agreement, upon the notice set forth in the preceding sentence, at any time after 90 days after the Depositary shall have resigned, provided that no successor depositary shall within such 90 days have been appointed and accepted its appointment. After the date so fixed for termination, the Depositary will perform no further acts under the Rule 144A

Deposit Agreement, except to advise Holders of such termination, receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash) and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six (6) months from the date so fixed for termination, the Depositary shall sell the Deposited Securities in a transaction in compliance with the Securities Act and the rules and regulations promulgated by the Commission thereunder and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it under the Rule 144A Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of Receipts not theretofore surrendered.

                                    EXHIBIT B

                                       to

                amended and restated RULE 144A DEPOSIT AGREEMENT

                            CHARGES OF THE DEPOSITARY

            The charges of the Depositary, subject to Sections 5.09 and 6.01 of the Rule 144A Deposit Agreement, are as follows:

                Service                            Rate                           By Whom Paid
    -------------------------------    ------------------------------      ----------------------------
(1) Delivery of Receipts against       $5 per 100 American Depositary      Person to whom Receipts are
    deposits of Shares                 Shares or portion thereof           delivered

(2) Withdrawal of Deposited            $5 per 100 American Depositary      Person surrendering Receipts
    Securities against surrender of    Shares or portion thereof
    Receipts

Such delivery or surrender services include adjustments to the number of American Depositary Shares evidenced by the Master Receipt except in the case of the initial deposit under the Rule 144A Deposit Agreement in respect of which no delivery fee will be charged.

            The Company will pay all other charges of the Depositary and those of any Receipt registrar, co-transfer agent, co-registrar and any other agent of the Depositary (except the Custodian), plus reasonable expenses such as printing, translation, stationery, postage, insurance, cables, etc., incurred by the Depositary or any such person in the exercise of its duties and obligations under the Rule 144A Deposit Agreement, in accordance with agreements in writing entered into between the Depositary and the Company from time to time, except
(a) stock transfer or other taxes and other governmental charges, (which are payable by persons depositing Shares or Holders), (b) cable, telex, facsimile transmission and delivery charges incurred at the request of persons depositing Shares or Holders or Beneficial Owners delivering Shares, Receipts (or interests therein) or Deposited Securities (which are payable by such persons, Holders or Beneficial Owners), (c) transfer or registration fees for the registration of transfers of deposited Shares and other Deposited Securities on any applicable register in the name of the Custodian or its nominee in connection with the deposit of Shares or in the name of such person as a Holder may direct in connection with the withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees payable by such persons, Holders or Beneficial Owners in respect of the Shares as of the date of the Rule 144A Deposit Agreement) and (d) charges of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency).

                                   EXHIBIT C1

                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                   WITH DEPOSITS OF SHARES WITH THE DEPOSITARY

To: Citibank, N.A., as Depositary

            Re: NESTLE S.A.

            Reference is made to (i) the Amended and Restated Rule 144A Deposit Agreement dated as of June [___], 2004 (the "Rule 144A Deposit Agreement") among NESTLE S.A. (the "Company"), CITIBANK, N.A., as Depositary, and the Holders and Beneficial Owners from time to time of Rule 144A American Depositary Receipts (the "Receipts") issued thereunder evidencing Rule 144A American Depositary Shares representing Registered Shares of 1.00 Swiss Francs nominal value each ("Shares"), (ii) Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") and (iii) Regulation S under the Securities Act of 1933, as amended ("Regulation S"). Capitalized terms used but not defined herein are used herein as defined in the Rule 144A Deposit Agreement.

            1. This certification and agreement is furnished in connection with the deposit of Shares and issuance of Rule 144A American Depositary Shares to be evidenced by one or more Receipts pursuant to Section 2.02 of the Rule 144A Deposit Agreement.

            2. We acknowledge (or if we are acting for the account of another person, such person has confirmed to us that it acknowledges) that the Receipts, the Rule 144A American Depositary Shares evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act of 1933 (the "Act").

            3. We certify as indicated below in the portion of this Section 3 with respect to which we have checked the appropriate box:

            |_|   A.    We are a qualified institutional buyer (as defined in
                        Rule 144A under the Act, a "QIB"), and at the time of issuance of the Receipt or Receipts referred to above, we (or one or more qualified institutional buyers for whose account we are acting) will be the beneficial owner of the Rule 144A American Depositary Shares evidenced thereby.

                                       OR

            |_|   B.    We are a broker-dealer acting for the account of our
                        customer; our customer has confirmed to us that it is a QIB and either (i) at the time of issuance of the Receipt or Receipts referred to above, it will be the beneficial owner of the Rule 144A American Depositary
                        Shares evidenced thereby, or (ii) it is acting for the


                                      C1-1
                        account of a qualified institutional buyer that, at the time of issuance of the Receipt or Receipts referred to above, will be the beneficial owner of the Global Depositary Shares evidenced thereby.

                                       OR

            |_|   C.    At the time of issuance of the Receipt or Receipts
                        referred to above, we will be the beneficial owner of the Rule 144A American Depositary Shares evidenced thereby; and we have acquired, or have agreed to acquire and will have acquired, the Shares to be deposited in an offshore transaction (within the meaning of Regulation
                        S) in accordance with Rule 904 of Regulation S.

                                       OR

            |_|   D.    We are a broker-dealer acting for the account of our
                        customer; our customer has confirmed to us that either
                        (i) at the time of issuance of the Receipt or Receipts referred to above, it will be the beneficial owner of the Rule 144A American Depositary Shares evidenced thereby; and it has acquired, or has agreed to acquire and will have acquired, the Shares to be deposited in an offshore transaction (within the meaning of Regulation
                        S) in accordance with Rule 904 of Regulation S; or (ii) it is acting for the account of a person who acquired, or has agreed to acquire and will have acquired, the Shares to be deposited in an offshore transaction
                        (within the meaning of Regulation S) in accordance with Rule 904 of Regulation S and who, at the time of issuance of the Receipt referred to above, will be the beneficial owner of the Rule 144A American Depositary
                        Shares evidenced thereby.

            4. As beneficial owner of the Receipts, we agree (or, if we are acting for the account of another person, it confirms that, as beneficial owner of the Receipts, such other person has agreed) that the Receipts and the Shares represented by the Receipts may be reoffered, resold, transferred, pledged, hypothecated or otherwise disposed of only in accordance with the provisions of the following legend, which will be borne by all Rule 144A ADRs, unless otherwise agreed by the Company and the Depositary:


                                      C1-2

      NEITHER THIS SECURITY NOR THE UNDERLYING SECURITY HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION AND SUCH SECURITIES MAY NOT BE REOFFERED, RESOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS SECURITY OR THE UNDERLYING SECURITIES.

                                                     Very truly yours,

Dated:                                               [NAME OF CERTIFYING ENTITY,
                                                        IF APPLICABLE]


                                                     By:
                                                         -----------------------
                                                         Name:
                                                         Title:


                                      C1-3

                                   EXHIBIT C2

                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                WITH WITHDRAWALS OF DEPOSITED SECURITIES PURSUANT
               TO SECTION 2.05 OF THE RULE 144A DEPOSIT AGREEMENT

To: NESTLE S.A.

    CITIBANK, N.A, as Depositary

            Re: NESTLE S.A.
                RULE 144A AMERICAN DEPOSITARY RECEIPTS

            Reference is made to (i) the Amended and Restated Rule 144A Deposit Agreement dated as of June [___], 2004 (the "Rule 144A Deposit Agreement") among NESTLE S.A. (the "Company"), CITIBANK, N.A., as Depositary, and the Holders from time to time of Rule 144A American Depositary Receipts (the "Receipts") issued thereunder evidencing Rule 144A American Depositary Shares representing Registered Shares of 1.00 Swiss Francs nominal value each ("Shares"), (ii) Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Act") and
(iii) Regulation S under the Act ("Regulation S"). Capitalized terms used but not defined herein are used herein as defined in the Rule 144A Deposit Agreement.

            1. We are surrendering a Receipt or Receipts in accordance with the terms of the Rule 144A Deposit Agreement for the purpose of withdrawal of the Shares represented by the Rule 144A American Depositary Shares evidenced by such Receipt or Receipts pursuant to Section 2.05 of the Rule 144A Deposit Agreement.

            2. We acknowledge (or if we are acting for the account of another person, such person has confirmed that it acknowledges) that the Shares have not been and will not be registered under the Act.

            3. We certify as indicated below in the portions of this Section 3 with respect to which we have checked the appropriate boxes:

        |_| (a) We are a qualified institutional buyer (as defined in Rule 144A under the Act, a "QIB"), in either case acting for our own account or for the account of one or more QIBs, and either:

            |_| (i) we have (or it has) sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Receipts or the Shares in an offshore transaction (within the meaning of Regulation S) in accordance with Rule 904 of Regulation S under the Act and we are (or it is), or prior to such sale we were (or it was), the beneficial owner of the Receipts, or


                                      C2-1

            |_| (ii) we have (or it has) sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Receipts or the Shares to another QIB in accordance with Rule 144A under the Act in a transaction meeting the requirements of Rule 144A and we are (or it is), or prior to such sale we were (or it was), the beneficial owner of the Receipts, or

            |_| (iii) we (or it) will be the beneficial owner of the Shares upon withdrawal, and, accordingly, we agree (or if we are acting for the account of one or more QIBs, each such QIB has confirmed to us that it agrees) that (x) we (or it) will not reoffer, resell, transfer, pledge, hypothecate or otherwise dispose of the Shares except in accordance with the provisions of the following legend:

            THE SHARES MAY NOT BE REOFFERED, RESOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR
            (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION.

                  and (y) so long as such Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, we (or it) will not deposit or cause to be deposited such Shares or any Shares obtained or purchased in one or more prearranged transactions in substitution therefor into any depositary receipt facility established or maintained by a depositary bank (including any such facility maintained by the Depositary), other than a depositary receipt facility containing restrictions on transfer substantially similar to those set forth in the legend contained in clause (x) above.

                                       OR

        |_| (b) We acquired, or have agreed to acquire and at or prior to the time of the withdrawal will have acquired, the Receipts or the Shares in an offshore transaction (within the meaning of Regulation S) in accordance with Rule 904 of Regulation S; and we are, or upon acquisition thereof will be, the beneficial owner of the Receipts or the Shares.


                                      C2-2

            4. If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained in paragraph 3 hereof that are applicable to it (including the representations with respect to beneficial ownership) and, if paragraph 3(a)(iii) is applicable to our customer, has confirmed that it will comply with the agreements set forth in paragraph 3(a)(iii).

                                                     Very truly yours,

                                                     [NAME OF CERTIFYING ENTITY]


                                                     By:
                                                         -----------------------
                                                         Title:

Dated:


                                      C2-3

                                   EXHIBIT C3

              FORM OF CERTIFICATE OF PURCHASER OF SHARES WITHDRAWN
                  PURSUANT TO SECTION 2.05 OF DEPOSIT AGREEMENT

To: NESTLE S.A.

    CITIBANK, N.A., as Depositary

            Re: NESTLE S.A. - RULE 144A
                AMERICAN DEPOSITARY RECEIPTS

            Reference is made to (i) the Rule 144A Deposit Agreement dated as of June [___], 2004 (the "Rule 144A Deposit Agreement") among NESTLE S.A. (the "Company"), CITIBANK, N.A., as Depositary, and the Holders from time to time of Rule 144A American Depositary Receipts (the "Receipts") issued thereunder evidencing Rule 144A American Depositary Shares representing Registered Shares of 1.00 Swiss Francs nominal value each, of the Company ("Shares"), (ii) Rules 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Act") and
(iii) Regulation S ("Regulation S") under the Act. Capitalized terms used but not defined herein are used herein as defined in the Rule 144A Deposit Agreement.

            1. We acknowledge (or if we are acting for the account of another person, such person has confirmed that it acknowledges) that the Shares we are acquiring have not been and will not be registered under the Act.

            2. We certify that we are a qualified institutional buyer (as defined in Rule 144A under the Act, a "QIB"), in either case acting for our own account or for the account of one or more QIBs, we (or it) will be the beneficial owner of the Shares upon withdrawal and we agree (or if we are acting for the account of one or more QIBs, each such QIB has confirmed to us that it agrees) that (x) we (or it) will not reoffer, resell, transfer, pledge, hypothecate or otherwise dispose of the Shares except in accordance with the provisions of the following legend:

            THE SHARES MAY NOT BE REOFFERED, RESOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION.


                                      C3-1
                  and (y) so long as such Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, we (or it) will not deposit or cause to be deposited such Shares or any Shares obtained or purchased in one or more prearranged transactions in substitution therefor into any depositary receipt facility established or maintained by a depositary bank (including any such facility maintained by the Depositary), other than a depositary receipt facility containing restrictions on transfer of receipts and Shares substantially similar to the restrictions on transfer of Shares set forth in the legend contained in clause (x) above.

            3. If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained in paragraph 2 hereof.

                                                     Very truly yours,

                                                     [NAME OF CERTIFYING ENTITY]


                                                     By:
                                                         -----------------------
                                                         Title:

Dated:


                                      C3-2

                                    Exhibit D

                            Letter of Representations

Please refer to the form of Blanket Letter of Representations attached hereto as Exhibit D

                          The Depository Trust Company
          A subsidiary of The Depository Trust & Clearing Corporation

                    BLANKET ISSUER LETTER OF REPRESENTATIONS
                          [To be Completed by Issuer]

                   Citibank, N.A. as Depositary ("Depositary")
                         in its capacity as Depositary
             and Agent for the American Depositary Receipts Program
                           established by Nestle S.A.
          -----------------------------------------------------------
                              [Name of Depositary]

                                                                   June   , 2004
                                                                   -------------
                                                                       [Date]

For Corporate Issues:
  General Counsel's Office; 49th Floor
The Depository Trust Company
55 Water Street
New York, NY 10041-0099

Ladies and Gentlemen:

      This letter sets forth our understanding with respect to all issues (the "Securities") that Depositary shall request be made eligible for deposit by The Depositary Trust Company ("DTC").

      To induce DTC to accept the Securities as eligible deposit at DTC, and to act in accordance with DTC's Rules with respect to the Securities, Depositary represents to DTC that Depositary will comply with the requirements stated in DTC's Operational Arrangements, as they may be amended from time to time.

Note:

Schedule A contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.

Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By:
    ----------------------------------------------------------------------------

[LOGO] DTCC
The Depository Trust &
Clearing Corporation

Very truly yours,

Citibank, N.A. as Depositary
--------------------------------------------------------------------------------
                               Name of Depositary


By:
    ----------------------------------------------------------------------------
                        (Authorized Officer's Signature)

*Susanna Mancini
--------------------------------------------------------------------------------
                                  (Print Name)

111 Wall Street, 26th Floor - Zone 7
--------------------------------------------------------------------------------
                                (Street Address)

New York, New York U.S.A.                                               10005
--------------------------------------------------------------------------------
(City) (State) (Country)                                              (Zip Code)

(212) 657-2171
--------------------------------------------------------------------------------
                                 (Phone Number)

susanna.mancini@citigroup.com
--------------------------------------------------------------------------------
                                (E-mail Address)


                                                                          [2/02]

                                                                      SCHEDULE A

                                   (To Blanket Issuer Letter of Representations)

                       SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

 (Prepared by DTC--bracketed material may be applicable only to certain issues)

      1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

      2. DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, (NSCC, GSCC, MBSCC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has Standard & Poor's highest rating: AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

      3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

      4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which mayor may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.]

      [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

      7. Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC [nor its nominee], Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

      [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

      10. DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

      11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

      12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                     [LOGO]

                   Representations for Rule 144A Securities--
                to be included in DTC Letter of Representations
                -----------------------------------------------
    [If attached to Blanket Issuer Letter of Representations, provide issue description, including CUSIP number(s) below.]

Issue Description: Nestle S.A. by Citibank, N.A. in its capacity as Depositary and Agent for the Rule 144A American Depositary Receipts Program established by Nestle S.A.
                   -------------------------------------------------------------

CUSIP Number(s): 641069 50 5
                 ---------------------------------------------------------------

      1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities, (1) eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS identification number that was different from any CUSIP or CINS identification number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

      2. Issuer represents that the Securities are: [Note: Issuer must represent one of the following, and shall cross out the other.]

included within PORTAL, a Self-Regulatory Organization System approved by the Securities and Exchange Commission for the reporting of quotation and trade information of securities eligible for transfer pursuant to Rule 144A (an "SRO Rule 144A System").

      3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant ("Participant") having Securities credited to its DTC accounts.

----------

      (1) A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."

      4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities. Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.


                                      -2-